UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 13, 2018

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98530
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07  Submission of Matters to a Vote of Security Holders
(a)	Anchor Bancorp's ("Company") Special Meeting of Shareholders ("Special Meeting") was held on November 13, 2018.
(b)
There were a total of 2,484,030 shares of the Company's common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 1,957,102 shares of common stock were represented in person or by proxy, therefore a quorum was present.

The results of the vote for the proposal presented at the Special Meeting were as follows:
Proposal 1.  Approval of the Agreement and Plan of Merger between FS Bancorp, Inc. and Anchor Bancorp:
The proposal to approve the Agreement and Plan of Merger, dated as of July 17, 2018 by and between FS Bancorp, Inc. and Anchor Bancorp, was approved by shareholders by the following vote:

	Number of Votes	Percentage
For	1,925,780	77.52%
Against	30,197	1.22%
Abstain	1,125	0.05%

(c) None.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANCHOR BANCORP

Date: November 13, 2018	By: /s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer